ADDENDUM TO VARITY GLOBAL FINANCIAL L.L.C.
       AGREEMENT WITH GALTECH SEMICONDUCTOR MATERIALS CORP., INC. (GSM)



Due to the financial markets, current and general weakness, Varity, or Assigns, offer the following as bridge funding until such time as market conditions change and Varity, or Assigns, is able to perform under the original agreement with GSM.

Subject to approval of this addendum, Varity, or Assigns, agrees to immediately begin funding GSM at not less than $6,000.00 per month as follows:

GSM agrees that the funds paid each month under this addendum will be credited towards the original funding agreement with GSM until the balance of $450,000.00 is received by GSM.

In addition to this agreement of understanding, GSM and Varity agree to the following:

     1. A Non-Disclosure and Non-Compete Agreement with all Officers and Directors.

     2. Varity Global Financial agrees to subordinate its position to new financing without penalty to Galtech.

ACCEPTED AND AGREED TO ON July 14, 2001

GALTECH SIMICONDUCTOR MATERIALS CORP.                 VARITY

/s/ Kent Holt                                         /s/ Garrett R. Quintana

Kent Hold     VP & Director                           Garrett R. Quintana
                                                      For Varity or Assigns



/s/ Worth Allred

Worth Allred VP & Director